UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

________________________

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 9, 2006

BRUNSWICK CORPORATION

(Exact Name of Registrant Specified in Charter)

Delaware	001-01043	36-0848180
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1 N. Field Court Lake Forest, Illinois	60045-4811
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (847) 735-4700

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240, 14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240, 13e-4(c))

Item 2.05 Costs Associated with Exit or Disposal Activities

On November 9, 2006, Brunswick Corporation (“Brunswick”) committed to a restructuring plan to reduce costs and improve general operating efficiencies through global work force reductions, the consolidation of certain boat manufacturing facilities, sales offices and distribution warehouses, and realignment of distribution for our bowling products business. Brunswick expects to incur pre-tax charges for severance and facility consolidation and closure costs in the range of approximately $25 to $28 million, of which approximately 80 percent will be incurred in the fourth quarter of 2006.

In connection with these actions, Brunswick expects to incur cash severance charges of approximately $11 million to $12 million, cash facility closure charges of approximately $2 million to $3 million and approximately $7 million of non-cash asset impairment charges during the fourth quarter of 2006. The residual $5 million to $6 million of restructuring charges to be incurred in 2007 relate to cash expenditures for severance and the remaining facility closure actions.

The news release announcing these actions is furnished as Exhibit 99.1 and incorporated herein by reference.

Statements made in this Current Report on Form 8-K that are forward-looking involve risks and uncertainties and are indicated by words such as "estimates," "expects" and other similar words or phrases. These uncertainties include, but are not limited to, the execution of the restructuring plan, economic conditions, product demand, competitive products and pricing, availability of products, the regulatory environment and other risks described in filings with the SEC such as Brunswick's most recent Forms 10-K and 10-Q.

Item 9.01 Financial Statements and Exhibits.

(c)	Exhibits.

99.1	News Release dated November 9, 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRUNSWICK CORPORATION

Date: November 9, 2006	By:	/s/ MARSCHALL I. SMITH
Marschall I. Smith
Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
99.1	News Release dated November 9, 2006, of Brunswick Corporation, announcing its cost-reduction actions.